FUND ADMINISTRATION SERVICING AGREEMENT



     This Agreement is made and entered into on this 30th day of August, 1999 by amd between Battery Park Funds, Inc. (hereinafter referred to as the "Fund") and Firstar Mutual Fund Services, LLC, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

     WHEREAS, The Fund is an open-ended management investment company which is registered under the Investment Company Act of 1940;

     WHEREAS, FMFS is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers;

     NOW, THEREFORE, the Fund and FMFS do mutually promise and agree as follows:

I.       Appointment of Administrator

         The Fund hereby appoints FMFS as Administrator of the Fund on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

II.      Duties and Responsibilities of FMFS

         A.    General Fund Management

               1.   Act as liaison among all fund service providers

               2. Coordinate board communication by:

                    a. Assisting fund counsel in establishing meeting agendas
                    b. Preparing board reports based on financial and administrative data
                    c. Evaluating independent auditor
                    d. Securing and monitoring fidelity bond and director and officers liability coverage, and making the necessary SEC filings relating thereto

               3.   Audits

                    a. Prepare appropriate schedules and assist independent auditors
                    b. Provide information to SEC and facilitate audit process
                    c. Provide office facilities

               4.   Assist in overall operations of the Fund

                    a.    Attendance at board meeting
                    b.    Preparation of Minutes of board meetings

         B.    Compliance

               1.   Regulatory Compliance

                    a. Monitor at least quarterly compliance with Investment Company Act of 1940 requirements:

                          1) Asset diversification tests
                          2) Total return and SEC yield calculations
                          3) Maintenance of books and records under Rule 31a-3
                          4) Code of ethics

                    b. Monitor no less frequently than annually Fund's compliance with the policies and investment limitations of the Fund as set forth in its prospectus and statement of additional information

                    c. Monitor at least semiannually fidelity bond coverage

               2.   Blue Sky Compliance

                    a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Fund so as to enable the Fund to make a continuous offering of its shares
                    b. Monitor status and maintain registrations in each state

               3.   SEC Registration and Reporting

                    a. Assisting Fund's counsel in updating prospectus and statement of additional information; and in preparing proxy statements, and preparing and filing Rule 24f-2 notices,
                    b. Prepare and file annual and semiannual reports

               4.   IRS Compliance

                    a Periodically monitor Fund's status as a regulated investment company under Subchapter M through review of the following:

                          1)   Asset diversification requirements
                          2)   Qualifying income requirements
                          3)   Distribution requirements

                    b. Calculate required distributions (including excise tax distributions)

         C.    Financial Reporting

               1. Provide financial data required by fund prospectus and statement of additional information

               2. Prepare financial reports for shareholders, the board, the SEC, and independent auditors

               3. Supervise the Fund's Custodian and Fund Accountants in the maintenance of the Fund's general ledger and in the preparation of the Fund's financial statements including oversight of expense accruals and payments, of the determination of net asset value of the Fund's net assets and of the Fund's shares, and of the declaration and payment of dividends and other distributions to shareholders

         D.    Tax Reporting

               1. Prepare and file on a timely basis appropriate federal and state tax returns including forms 1120/8610 with any necessary schedules

               2. Prepare state income breakdowns where relevant

               3. File 1099 Miscellaneous for payments to directors and other service providers

               4. Monitor wash losses

               5. Calculate eligible dividend income for corporate shareholders

III.     Compensation

         The Fund agrees to pay FMFS for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Schedule A.

         These fees may be changed from time to time, subject to mutual written Agreement between the Fund and FMFS. If the Fund elects to terminate this Agreement prior to the 3rd anniversary of this Agreement for reasons other than unacceptable service levels, the Fund agrees to reimburse Agent for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties from the date of termination.

         The Fund agrees to pay all fees and reimbursable expenses within ten
         (10) business days following the mailing of the billing notice.

IV.      Additional Series

         In the event that Battery Park Fund, Inc. establishes one or more series of shares with respect to which it desires to have FMFS render fund administration services, under the terms hereof, it shall so \ notify FMFS in writing, and if FMFS agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FMFS on a discrete basis. The funds currently covered by this Agreement are:
         Battery Park High Yield Fund

V.       Performance of Service; Limitation of Liability

               A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss resulting from FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Directors of the Fund.

                     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

                     Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

               B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold FMFS harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FMFS will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend FMFS against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify FMFS and thereupon the Fund shall take over complete defense of the claim, and FMFS shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FMFS shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify FMFS except with the Fund's prior written consent.

               C. FMFS shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

VI.      Confidentiality

         FMFS shall handle, in confidence, all information relating to the Fund's business which is received by FMFS during the course of rendering any service hereunder.

VII.     Data Necessary to Perform Service

         The Fund or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

VIII.    Terms of Agreement

               This Agreement shall become effective on August 30, 1999 and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. It is understood and agreed to by the parties that a notice to terminate one of the servicing contacts constitutes notice of termination for all servicing contracts that exist between the parties.

IX.      Duties in the Event of Termination

         In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Fund by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which FMFS has maintained, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

         FIRSTAR MUTUAL FUND SERVICES, LLC YEAR 2000 READINESS DISCLOSURE

         FMFS represents to the Fund that the computer software, computer firmware, computer hardware (whether general or special purpose) and other similar related items of automated, computerized and/or software systems that are owned or licensed by FMFS and will be utilized by FMFS or its agents in connection with the provision of services described in this Agreement are "Year 2000 compliant" (as defined below). As used in this Section X of this Agreement, the term "Year 2000 compliant" shall mean the ability of the relevant system to provide all of the following functions:

         A. Process date information before, during and after January 1, 2000, including but not limited to accepting specific input data, providing date specific output data, and performing calculations on dates or portions of dates;

         B. Function accurately and without interruption or malfunction before, during and after January 1, 2000, without any change in operations associated with the advent of the new millennium and assuming no other defects, bugs, viruses or other problems unrelated to Year 2000 compliance issues which disrupt functionality;

         C. Respond to two-digit, year-date input in a way that resolves the ambiguity as to century and in a disclosed, defined and predetermined manner; and

         D. Store and provide output data of specific information in ways that are unambiguous as to century.

XI.      Choice of Law

         This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

XII.     Notices

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

               Firstar Mutual Fund Services, LLC
               615 East Michigan Street
               Milwaukee, WI  53202

         and notice to the Fund shall be sent to:

                Battery Park Funds, Inc.
               Attn:  President
               2 World Financial Center, Bldg. B
               New York, NY  10281-1198

XIII.    Records

         FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Fund and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund on and in accordance with its request.


Battery Park Funds, Inc.                    Firstar Mutual Fund Services, LLC

By: /S/ ROBERT LEVINE                       By: /S/ PAUL ROCK
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Print:ROBERT LEVINE                         Print: PAUL ROCK
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Title: PRESIDENT                            Title: SENIOR VICE PRESIDENT
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Date: AUGUST 27, 1999                       Date: SEPTEMBER 1, 1999
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Attest: /S/ JENNIE WONG                     Attest: /S/ FREDDIE JACOBS, JR.
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Print: JENNIE WONG                          Print: FREDDIE JACOBS, JR.
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